UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2020
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive
Lake Zurich, Illinois 60047
(Address of Registrant’s Principal Executive Office, Including Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	NYSE

Section 7 - Regulation FD

Item 7.01.	Regulation FD Disclosure

ACCO Brands Corporation (NYSE: ACCO) is providing an update about its business in response to investor inquiries given the uncertainty related to COVID-19.

The first quarter is the company’s smallest sales quarter, and profitability is typically small. Currently, first quarter sales are tracking consistent with the company’s expectations.

The company’s supply chain has continued to improve over the past several weeks as more factories in China have re-opened and workers have returned. The company’s second and third quarters are heavily driven by the North America back-to-school season. "While the supply situation is dynamic, we are not currently expecting it to meaningfully impact our North America back-to-school season. We manufacture approximately half of our U.S. back-to-school supply domestically, and over the past two years have moved a sizeable amount of manufacturing from China to Vietnam. Approximately 30 percent of back-to-school items now come from Vietnam and 20 percent from China," said Boris Elisman, Chairman and Chief Executive Officer. "We do not issue quarterly guidance, do not update our annual outlook except on our earnings calls, and are not re-affirming our 2020 outlook at this time. We will continue to monitor the impact of COVID-19 and will address our 2020 outlook when we release our first quarter earnings," Elisman continued.

The company will be participating in the virtual Spring Investor Summit on March 25. The presentation will be webcast and will be accessible through the Investor Relations section of www.accobrands.com.

Forward-Looking Statements

Statements contained in this document, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our 2020 first quarter sales expectations are based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the impact of acquisitions; changes in the macro environment; fluctuations in foreign currency; and changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as other factors.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: changes in the cost and availability of raw materials, transportation, labor, and other necessary supplies and services and material disruptions in our suppliers’ or our operations, or in our supply chain resulting from circumstances outside our control, including the impact of public health crises related to contagious diseases or illnesses such as COVID-19; issues that affect consumer spending decisions during periods of economic uncertainty or weakness; and other risks and uncertainties described in “Part1, Item 1A” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports we file with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	March 16, 2020	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.